EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
     Each of the undersigned hereby certifies, in his capacity as an officer of ACG Holdings, Inc. and American Color Graphics, Inc., (collectively the “Company”), that the Annual Report of the Company on Form 10-K/A for the fiscal year ended March 31, 2007 filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 31, 2007	/s/ Stephen M. Dyott
Stephen M. Dyott
Chief Executive Officer

Date: August 31, 2007	/s/ Patrick W. Kellick
Patrick W. Kellick
Chief Financial Officer

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